EXHIBIT 99.1

Progress Software Announces Acquisition of Apama

BEDFORD, Mass. & CAMBRIDGE, England, Apr 06, 2005 (BUSINESS WIRE)— Progress Adds Real-Time Data Infrastructure to the Leading and Most Comprehensive Event Stream Processing (ESP) System from Apama

Progress Software Corporation (PSC) (Nasdaq: PRGS), a supplier of leading technology to develop, deploy, integrate and manage business applications and Apama, Inc., today jointly announced that PSC has acquired privately-held Apama in an all-cash transaction for a purchase price of approximately $25 million, net of cash acquired. Apama is the leading provider of ground-breaking Event Stream Processing (ESP) technology with a significant presence in the financial services industry. Apama now becomes part of PSC operating unit ObjectStore, which provides real-time data infrastructure for the enterprise and whose products will be integrated with the Apama offerings.

Apama Offers the First, Most Comprehensive Event Stream Processing System

Apama, founded in 1999, is the first company to enable a new class of event-driven applications that allow business decisions to be made in real-time, as events occur. Traditional software has been forced to respond to the world “after the fact” — after real world events have occurred. Apama technology advances make it possible for businesses to monitor events, analyze them, and take action in milliseconds. ESP already is deployed by major financial institutions in the highly lucrative field of algorithmic trading, and other organizations are beginning to realize the value of this breakthrough technology. Any environment in which operational efficiencies or competitive advantages can be gained from real-time response to real-time event data represents an opportunity for Apama and its ESP platform. Non-financial examples include RFID-enabled supply chain, manufacturing and retail operations; sensor-controlled environments in industrial and utility plants, and telemetry signal data management in defense and aerospace.

The Apama product family includes the Apama® Event Manager™, a high-performance, scalable processing engine that can process thousands of events per second, executing tens of thousands of concurrent event strategies that can identify business conditions within the event streams. Examples include identification of trading opportunities from the relationship between the price discrepancies of two stocks, or discerning fraudulent behavior from a stream of credit card transactions. Apama expresses time-dependent event logic in an event programming language (EPL) or in Java™. The Apama Event Modeler™ provides a graphical environment for composition, deployment and management of event processing strategies. With Event Modeler, these sophisticated event processing strategies can be rapidly composed with a business-focused drag-and-drop interface. In addition, stand-alone Web-based dashboards, used for real-time management of event processing strategies, can automatically be generated and deployed. For connectivity, the Apama Integration Adapter Framework (IAF) provides connectivity to databases and event stream data feeds, and includes pre-packaged adapters for enterprise middleware, such as an enterprise service bus (ESB) or databases, as well as specific adapters for financial data providers, such as Reuters and financial interchange (FIX). Apama also includes a unique framework that enables users to create their own reusable event processing modules, SmartBlocks™, to implement, for example, the unique analytics used in a series of algorithmic trading strategies by a hedge fund or bank.

“Since we founded Apama, we have developed the most complete and widely deployed event stream processing product in the industry,” said John Bates, co-founder and CTO of Apama. “Recently some vendors have claimed to be the ‘first’ stream processing engine available. Not only do we own that distinction, but we also have the most comprehensive product in the industry today.”

“Our customers have told us that developing ESP applications feels like breaking a new computing barrier, just as it must have felt when relational databases broke through 20 years ago,” said Mark Palmer, vice president of the ObjectStore Event Processing line of business. “They indicate that over the next 10 years there will be as many ESP applications as there are standard OLTP applications. We agree, and plan to rapidly expand Apama’s lead position as the dominant platform in the emerging class of ESP applications and services.”

Only Apama Makes Building ESP Applications Accessible to Business Users

Apama uniquely simplifies the job of building event-driven business applications. Through its intuitive, visual development environment, business application developers can quickly create and modify event processing logic. Other ESP systems require development projects to have the support of large IT staffs, large budgets, and lengthy project schedules. In contrast, Apama-based applications can be created in days and modified in minutes.

“Progress is well known for its proven ability to simplify the job of building business applications,” said Peter Sliwkowski, president of the ObjectStore division of Progress Software. “Now we are bringing this expertise to the new realm of Event Stream Processing applications. The combination of rapid application development, performance, scalability and flexibility gives customers a significant competitive edge in the real-time enterprise.”

Apama is the Most Broadly Deployed ESP Product in the Industry

World leading institutions including JPMorgan Chase have deployed Apama as a critical ESP element of their electronic trading systems. See the simultaneous announcement of PSC accelerating Apama’s stellar offering for financial services at www.progress.com.

Progress and Apama Combine for Unrivaled ESP Platform

Progress is an industry leader in data caching and data management infrastructure for real-time data processing. ObjectStore® Event Engine™, a high-performance streaming event database, will be integrated with Apama to provide historical event data management, fault tolerance and historical event replay. ObjectStore EdgeXtend® provides low-latency data caching and object-to-relational mapping to relational databases and is used to deliver external reference data to the event processing engine without degrading performance. In addition, Sonic Software, another Progress Software operating unit, provides Sonic ESB®, the industry’s leading enterprise service bus (ESB), which can integrate Progress ESP applications and services to the rest of the enterprise.

“As our customers expand their deployments, very high performance data management and integration are key issues. Progress brings essential elements that our customers have been asking for. It’s an extraordinary synergy,” said Peter Beard, CEO of Apama.

Apama Management Team Assumes Strategic Roles at PSC

As part of this transaction, Apama’s CTO and co-founder, Dr. John Bates, will expand his role to become vice president of event processing products within PSC’s ObjectStore division. Dr. Giles Nelson, co-founder of Apama, assumes the role of director of business development for ObjectStore’s event processing products. Bates and Nelson are well-known industry experts on the topic of event processing.

Peter Beard, CEO of Apama, assumes responsibility for ObjectStore’s global field operations. Beard is a 20-year veteran of the software industry. Prior to joining Apama, Beard served as CEO of Whitelight Systems, a vendor of real-time analytics targeting the financial services sector. Previously Beard was vice president Europe, Middle East and Africa for business intelligence vendor Cognos. Andy Menzies, Apama’s vice president of sales, assumes the role of vice president of global financial services for ObjectStore. Menzies brings broad experience in software infrastructure sales, having previously served in senior sales roles at SAP, Siebel, Cognos and Business Objects.

About the Transaction

The acquisition was unanimously approved by the boards of directors of both PSC and Apama and closed immediately after execution of the merger agreement. PSC anticipates revenue related to the acquisition to be in the range of between $2 million and $3 million for the balance of fiscal 2005 and the effect on pro forma operating income, which excludes in-process research and development, retention payments and amortization of acquired intangibles, to be neutral.

In connection with the acquisition, PSC is granting inducement stock options to purchase an aggregate of 135,000 shares of PSC common stock. The grants are being made to 16 Apama (UK) Limited employees who are joining PSC as a result of the acquisition. The grants are being made under PSC’s 2004 Inducement Stock Plan. Each option has a term of seven years and an exercise price equal to the closing price of the common stock on the date of grant. In general, the options vest in equal monthly increments over 60 months beginning on the first day of the month following the date of grant, and are generally non-transferable without PSC’s approval. In addition, PSC is implementing an employee retention program by which payments will be made over the next twelve months to Apama employees, if they meet certain employment criteria. If all retention criteria are met, PSC will be obligated to pay a total of $4.0 million in retention payments.

About Apama

Apama provides next-generation Event Stream Processing (ESP) technology and a Trading Strategy Management platform which allow traders to instantly and continuously analyze, evaluate and respond to market events. Apama provides the trader with a new dimension in real-time analytics, pattern and opportunity recognition, and prioritized event management combined with full trader-based parameterization via dashboards. Traders can create, manage and test their own trading strategies (“scenarios”) against live or canned data, allowing them to monitor and react against multiple data streams, exchanges and reference data. Apama dashboards allow traders to interact with their strategies in real-time — changing parameters, creating new instances and receiving reports. Apama provides business users with the tools they need to make real decisions based on real information in real-time. See http://www.apama.com.

About Progress Software Corporation

Progress Software Corporation (Nasdaq: PRGS) is a $300+ million global software industry leader. PSC supplies technologies for all aspects of the development, deployment, integration and management of business applications through its operating companies: Progress OpenEdge Division, DataDirect Technologies, ObjectStore and Sonic Software Corporation. Headquartered in Bedford, Mass., PSC can be reached on the Web at http://www.progress.com or by phone at +1-781-280-4000.

Safe Harbor Language

Except for the historical information and discussions contained herein, statements contained in this communication about PSC, Apama and the acquisition may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the expected benefits of the acquisition. These forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: an unexpected increase in costs related to the acquisition, the risk that Apama’s business and technology will not be integrated successfully, the risk that key employees of Apama will not remain with Progress, the risks of delay, technological obstacles or unanticipated expenses in developing a joint product offering, the risk that customers will delay, withhold or cancel new or pending orders for the combined company, potential delays in the release of enhancements to the combined company’s products, uncertainty regarding growth rates in Apama’s current and potential market segments, the potential for unfavorable positioning of the combined company’s products in those market segments, the need for market acceptance of the streaming event processing and trading strategy management platform, variations in the demand for customer service and technical support from the combined company, pricing pressures and the competitive environment in the software industry, and potential difficulties in penetrating international markets and managing the combined company’s international operations. PSC and Apama undertake no obligation to update information contained in this communication unless required by law. For further information regarding risks and uncertainties associated with PSC and information concerning the acquisition, please refer to PSC’s filings with the Securities and Exchange Commission, including PSC’s annual report on Form 10-K for the fiscal year ending 2004 and subsequently filed reports.

Progress, ObjectStore, ObjectStore Event Engine and ObjectStore EdgeXtend are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Apama, Apama Event Manager, Apama Event Modeler, Apama Integration Adaptor Framework and SmartBlocks are trademarks or registered trademarks of Apama, Inc. in the U.S. and other countries. Any other trademarks or service marks contained herein are the property of their respective owners.